Exhibit 99.1


             Dell Reports Q2 Preliminary Revenue of $14.8
           Billion; Preliminary Earnings Per Share of $0.32

    Quarter Highlighted by Improved Growth and Profitability Across
            All Regions and Strength in Enterprise Products


    ROUND ROCK, Texas--(BUSINESS WIRE)--Aug. 30, 2007--Dell (NASDAQ:DELL) today reported preliminary results for its second quarter of fiscal year 2008, with revenue of $14.8 billion, operating income of $896 million and earnings per share of $0.32. Strength in enterprise products and services, improved average selling prices and favorable component costs drove profitability in the quarter. Cash and marketable securities were $13.8 billion at the end of the quarter.

    "We continue to invest in company initiatives that align our products and services around customers' needs in order to drive long-term, sustainable performance and extend our position as a trusted technology partner," said Chairman and CEO Michael Dell. "While our results demonstrate we've made progress against our goals, we are still in the early stages of transforming our company's structure, costs and operations."

    Operating Profit Impacted by Higher Expenses

    Several factors adversely impacted operating expenses in the quarter, including $102 million, or $0.03 per share, in incremental compensation expense related to payments for expired in-the-money stock options; $59 million, or $0.02 per share, in costs associated with the Audit Committee's investigation into certain accounting and financial reporting matters; and higher headcount and associated costs related to investments in sales and customer support.

    As the company continues to implement its transformation program, the priority is to drive profitable growth while reducing operating expenses as a percentage of revenue. The company expects to accomplish this by improving front-line productivity, reducing headcount where appropriate and investing in infrastructure and key growth initiatives. The company is focused on the optimal alignment of resources, coupled with scaling via growth initiatives and cost reduction, and continues to pursue reductions in headcount.

    Transformation Update

    Several actions during the second quarter reflected Dell's ongoing strategy to simplify IT for its customers by reducing the cost, time and complexity of managing information technology, including:

    -- The launch of the Vostro(TM) brand of notebook and desktop computers, the first product line designed for the unique needs of small businesses, featuring simple-to-use tools that address problems such as data back-up and PC performance and health, and dedicated customer support. Vostro products do not include "trialware" and feature specialized networking support for customers who don't have dedicated IT staffs.

    -- The introduction of our new flagship ultra-portable notebook, the XPS(TM) M1330, the world's thinnest 13.3-inch notebook, featuring cutting-edge design elements and a durable magnesium alloy chassis with brushed aluminum accents. In addition, new Inspiron notebook systems feature mobile broadband, widescreen displays, built-in webcams and eight color choices.

    -- Agreements to acquire ASAP Software, a leading software solutions and licensing services provider; privately held SilverBack Technologies, Inc., a service delivery platform provider for remote monitoring and management of information technology infrastructure such as servers, storage, networks, desktops and notebooks; and Zing Systems Inc., a consumer technology and services company that focuses on always-connected audio and entertainment devices.

    -- Announced plans to reach more customers globally via indirect distribution channels through partnerships with Wal-Mart and Sam's Clubs in North and South America, Bic Camera Inc. of Japan and Carphone Warehouse in the United Kingdom.

    Product Performance Driven by Continued Focus on Server and
Storage Solutions

    Server revenue in the second quarter was $1.6 billion. For Q2, Dell was again No. 1 in the United States in server units shipped with
32.7 percent share. Storage revenues were $0.6 billion. During the quarter, Forrester Consulting(1) issued a report that demonstrated how Dell's new IT simplification solutions, which include server consolidation and virtualization solutions, increased the ROI benefits for one of Dell's customers.

    Dell also announced a partnership with Emerson Network Power and its Liebert power and cooling business to help customers lower their datacenter power and cooling requirements by up to 42 percent and increase systems performance by up to 80 percent compared to prior generations of Dell servers.

    Revenue from mobility products was $3.9 billion while desktop revenue was $5.0 billion. During the quarter, the company ran a higher-than-normal product backlog, driven by better-than-expected demand for the new Inspiron and XPS color notebooks coupled with supply constraints for several colors, and a tightening in supply of certain flat-panel displays. The company believes the supply environment will improve in the second half of the year. Enhanced services revenue was $1.3 billion and software and peripherals revenue was $2.4 billion.

    Company Outlook

    The company is focused on IT simplification for its customers, including transforming its business to provide better value to customers while expanding its growth opportunities. These efforts set the stage for a more sustainable balance of liquidity, profitability and growth. During this period of transformation, operating results will vary as the company focuses on making investments and realigning the business. Near-term results could be adversely impacted by a slower decline in component costs in the second half of the year. The company does not expect to resume its share repurchase program until after it has filed its fiscal year 2007 Form 10-K, which is expected to occur by the first week of November.

    Preliminary Results Subject to Change

    As previously announced on Aug. 16, 2007, Dell will restate its previously issued financial statements for fiscal 2003, 2004, 2005 and 2006 (including the interim periods within those years), and the first quarter of fiscal 2007. In addition, the company has not filed its Forms 10-Q for the second and third quarters of fiscal 2007 and the first quarter of fiscal 2008 or its Form 10-K for fiscal 2007. Consequently, all financial results described in this press release, as well as the previously announced financial results for the second, third and fourth quarters of fiscal 2007 and first quarter of 2008, should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company completes the restatement and these filings.

    NASDAQ Listing Update

    As previously announced, on Aug. 17, 2007, the Board of Directors of The NASDAQ Stock Market issued its decision to give the company until Nov. 12, 2007 to file its past due periodic reports and regain compliance with NASDAQ's listing requirements. Dell previously announced that it expects to file its past due periodic reports by the first week of November.

    Annual Meeting and Analyst Meeting Update

    The company's annual meeting of shareholders is being planned for Dec. 4, 2007. The company plans to hold a strategy call on Nov. 29, 2007 when it releases fiscal third quarter 2008 earnings. The company also plans to hold a full analyst meeting on April 2 and 3, 2008, in Round Rock, Texas.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

    (1) The Total Economic Impact(TM) Of Dell's Server Consolidation And Virtualization Solutions Single Company Analysis A Commissioned Study Conducted by Forrester Consulting on Behalf of Dell. The complete report may be accessed at www.dell.com/research.

    Special Note

    Statements in this press release that relate to future results and events (including statements about our preliminary and expected future financial and operating performance) are forward-looking statements based on our current expectations. Actual results may differ materially from the forward-looking statements because of a number of risks and uncertainties, including: the risk that additional information may arise during the completion of our work on the restatement, our independent auditor's review of the investigation and completion of its audit work, the Audit Committee's final review of the investigation and the restated financial statements, and as a result of other subsequent events; any additional issues or matters arising from the ongoing SEC investigation; our ability to successfully remediate identified internal control deficiencies; our ability to meet NASDAQ requirements for continued listing as a result of our past due periodic report filings; general economic, business and industry conditions; our ability to maintain a cost advantage over our competitors; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws, copyright levies and fluctuations in foreign currency exchange rates; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; our acquisition of other companies; our ability to properly manage the distribution of our products and services; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. Additional discussion of factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.



                              DELL INC.
  Condensed Consolidated Statement of Income and Related Financial
                  Highlights - PRELIMINARY (see Note)
      (in millions, except per share data or as otherwise noted)
                             (unaudited)

                                                   Three Months Ended
                                                        Aug. 3,
                                                          2007
                                                  --------------------

Net revenue                                            $   14,771
Cost of revenue                                            11,828
                                                  --------------------
  Gross margin                                              2,943
Total operating expenses                                    2,047
                                                  --------------------
  Operating income                                            896
Investment and other income, net                               97
                                                  --------------------
Income before income taxes                                    993
Income tax provision                                          260
                                                  --------------------
  Net income                                           $      733
                                                  ====================

Earnings per common share:
  Basic                                                $     0.33
                                                  ====================
  Diluted                                              $     0.32
                                                  ====================

Weighted average shares outstanding:
  Basic                                                     2,236
  Diluted                                                   2,264

Percentage of Total Net Revenue:
-------------------------------------------------
Gross margin                                                 19.9%
Operating expenses                                           13.9%
Operating income                                              6.0%
Income before income taxes                                    6.7%
Net income                                                    4.9%
Income tax rate                                              26.3%

Net Revenue by Geographic Region (in billions):
-------------------------------------------------
Americas                                               $      9.2
Europe                                                        3.5
Asia Pacific - Japan                                          2.1

Percentage of Total Net Revenue:
-------------------------------------------------
Americas                                                       62%
Europe                                                         24%
Asia Pacific - Japan                                           14%

Net Revenue by Product Category (in billions):
-------------------------------------------------
Desktop PCs                                            $      5.0
Mobility                                                      3.9
Servers and Networking                                        1.6
Storage                                                       0.6
Enhanced Services                                             1.3
Software and Peripherals                                      2.4

Percentage of Total Net Revenue:
-------------------------------------------------
Desktop PCs                                                    34%
Mobility                                                       26%
Servers and Networking                                         11%
Storage                                                         4%
Enhanced Services                                               9%
Software and Peripherals                                       16%


Note: As previously announced on Aug. 16, 2007, Dell will restate its previously issued financial statements for fiscal 2003, 2004, 2005 and 2006 (including the interim periods within those years), and the first quarter of fiscal 2007. In addition, the company has not filed its Forms 10-Q for the second and third quarter of fiscal 2007 and the first quarter of fiscal 2008 or its Form 10-K for fiscal 2007. Consequently, all financial results described in this press release, as well as the previously announced financial results for the second, third and fourth quarters of fiscal 2007 and first quarter of 2008, should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company completes the restatement and these filings. See "Preliminary Results Subject to Change" and "Special Note" in the accompanying press release.




                              DELL INC.
      Financial Highlights -- Continued - PRELIMINARY (see Note)
                             (unaudited)


                                                            Aug. 3,
                                                              2007
                                                         -------------

Other Information:
--------------------------------------------------------
Regular headcount                                               83,300
Temporary headcount                                              7,100
                                                         -------------
   Total (1)                                                    90,400

Average total revenue/unit (approximate)                    $    1,520
Cash and investments (in billions)                          $     13.8
Commercial paper borrowings (in billions)                   $      0.1

Note: As previously announced on Aug. 16, 2007, Dell will restate its previously issued financial statements for fiscal 2003, 2004, 2005 and 2006 (including the interim periods within those years), and the first quarter of fiscal 2007. In addition, the company has not filed its Forms 10-Q for the second and third quarter of fiscal 2007 and the first quarter of fiscal 2008 or its Form 10-K for fiscal 2007. Consequently, all financial results described in this press release, as well as the previously announced financial results for the second, third and fourth quarters of fiscal 2007 and first quarter of 2008, should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company completes the restatement and these filings. See "Preliminary Results Subject to Change" and "Special Note" in the accompanying press release.

(1) Previously only regular headcount was reported.



    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             David Frink, 512-728-2678
             david_frink@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com